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                                                                    Exhibit 99.1


                           [ALLEN TELECOM LETTERHEAD]




                                January 20, 1998



Dear Shareholders:

         The enclosed press release announces that Allen Telecom Inc. has adopted a new share purchase rights plan to replace the Company's existing rights plan, which expires on January 20, 1998.

         A summary of the share purchase rights plan (which explains the terms and nature of the rights) is enclosed. Shareholders are urged to review the summary carefully and retain it with their permanent records.

                                                     Sincerely,



                                                     Robert G. Paul
                                                     President and
                                                       Chief Executive Officer



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